UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

SPARTA COMMERCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-9483	95-3502207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 West 35th Street, Suite 402, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 239-2666

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2006, we entered into an employment agreement with Anthony W. Adler, to serve as our Executive Vice President. Mr. Adler also serves as our principal financial officer. The term of employment is three years. Mr. Adler’s initial base salary is at an annual rate of $185,000. The base salary may be increased in the discretion of the Board of Directors. Mr. Adler is entitled to other compensation as may be determined by the Board of Directors. Pursuant to the employment agreement, Mr. Adler was granted stock options to purchase up to 4 million shares of common stock, exercisable for a period of five years from grant at $0.1914 per share, subject to certain vesting conditions. Twenty percent of the options vested on September 22, 2006, an additional 20% are to vest on the first anniversary date of the employment agreement, an additional 30% are to vest on the second anniversary date of the employment agreement, and the remaining 30% are to vest on the third anniversary date of the employment agreement. In the event of a change of control of Sparta, the options are to vest immediately. Sparta has the first right of refusal to purchase the option shares that Mr. Adler may seek to sell following the termination of employment. Mr. Adler is entitled to health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is made generally available to other employees. Mr. Adler is entitled to four weeks of paid vacation during the first year of employment, and five weeks per year thereafter. Mr. Adler is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. The employment agreement provides for termination for cause. If terminated for cause, or if Mr. Adler resigns, he is entitled to accrued but unpaid base salary, reimbursable expenses and accrued additional compensation through the date of termination. If terminated due to disability, death or retirement, he is entitled to accrued but unpaid base salary through the month of termination, a pro rata portion of any additional compensation payable but for the termination, exercise vested stock options, a pro rata portion of any long term incentive granted, reimbursable expenses, and accrued additional compensation through the date of termination. If terminated without cause, he is entitled to base salary through the then current employment term, accrued severance, additional compensation payable but for the termination, reimbursable expenses, and immediate vesting of stock options. Mr. Adler is entitled to severance equal to eight weeks of his base salary for his first full year of employment, plus four weeks of his base salary for his second full year of employment, plus five weeks of his base salary for each succeeding year of employment, up to an aggregate of seventeen weeks of such base salary.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Report regarding the stock options issued by Sparta in connection with an executive employment agreement. The issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1*	Employment Agreement with Anthony W. Adler
_____
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA COMMERCIAL SERVICES, INC.

Date: October 2, 2006	By:	/s/ Anthony L. Havens
Anthony L. Havens, President